Exhibit 99.1

NOT FOR IMMEDIATE RELEASE	Contact:
Brad Shepherd, Senior Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces Third Quarter 2018 Results
Third Quarter Net Loss Available for Common Shareholders of $0.4 Million
Third Quarter Normalized FFO Available for Common Shareholders of $53.0 Million or $0.53 Per Share
Third Quarter Same Property Cash Basis NOI Increased 2.0%
Completed 182,220 Square Feet of Leasing in the Third Quarter
Announced Agreement to Merge with Select Income REIT

Newton, MA (November 1, 2018): Government Properties Income Trust (Nasdaq: GOV) today announced its financial results for the quarter and nine months ended September 30, 2018.

David Blackman, President and Chief Executive Officer of GOV, made the following statement:

“The most significant event for the third quarter was our entering an agreement to merge with Select Income REIT in a stock for stock exchange.  The merger will benefit shareholders by creating a leading national office REIT with greater scale, enhanced diversification, more well laddered lease expirations, a broader investment strategy and a more sustainable dividend per share than GOV can sustain as a standalone company.

Operationally, GOV had another strong quarter as we grew same property cash basis NOI by 2.0% and executed over 182,000 square feet of new and renewal leases.  We also continued to make progress on our property disposition plan by entering agreements to sell 50 buildings for $438.5 million since the end of the second quarter.”

Results for the Quarter Ended September 30, 2018:

Net loss available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended September 30, 2018 was $0.4 million, or $0.00 per diluted share, compared to net income available for common shareholders of $11.0 million, or $0.11 per diluted share, for the quarter ended September 30, 2017. Net loss available for common shareholders for the quarter ended September 30, 2018 includes a $17.4 million, or $0.18 per diluted share, unrealized gain on equity securities relating to GOV's investment in The RMR Group Inc., or RMR Inc., partially offset by $16.2 million, or $0.16 per diluted share, of estimated business management incentive fee expense. The weighted average number of diluted common shares outstanding was 99.1 million for the quarter ended September 30, 2018 and 97.0 million for the quarter ended September 30, 2017.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended September 30, 2018 were $53.0 million, or $0.53 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended September 30, 2017 of $39.6 million, or $0.41 per diluted share.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders and Normalized FFO available for common shareholders for the quarters ended September 30, 2018 and 2017 appear later in this press release.

Results for the Nine Months Ended September 30, 2018:

Net income available for common shareholders determined in accordance with GAAP was $35.4 million, or $0.36 per diluted share, for the nine months ended September 30, 2018, compared to net income available for common shareholders of $30.1 million, or $0.38 per diluted share, for the nine months ended September 30, 2017. Net income available for common shareholders for the nine months ended September 30, 2018 includes a $40.7 million, or $0.41 per diluted share, unrealized gain on equity securities relating to GOV's investment in RMR Inc. and a $17.3 million, or $0.17 per diluted share, gain on sale of real estate, partially offset by $17.0 million, or $0.17 per diluted share, of estimated business management incentive fee expense and a $5.8 million, or $0.06 per diluted share, loss on impairment of real estate. The weighted average number of diluted common shares outstanding was 99.1 million for the nine months ended September 30, 2018 and 79.9 million for the nine months ended September 30, 2017.

Normalized FFO available for common shareholders for the nine months ended September 30, 2018 were $158.4 million, or $1.60 per diluted share, compared to Normalized FFO available for common shareholders for the nine months ended September 30, 2017 of $121.9 million, or $1.53 per diluted share.

Reconciliations of net income available for common shareholders determined in accordance with GAAP to FFO available for common shareholders and Normalized FFO available for common shareholders for the nine months ended September 30, 2018 and 2017 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended September 30, 2018, GOV entered new and renewal leases for an aggregate 182,220 rentable square feet at weighted (by rentable square feet) average rents that were 0.4% below prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 8.1 years and leasing concessions and capital commitments for these leases were $6.5 million, or $4.41 per square foot, per lease year. These new and renewal leases include approximately 18,000 square feet with government tenants which have weighted (by rentable square feet) average rents that are 8.0% below prior rents for the same space, a weighted (by rentable square feet) average lease term of 19.7 years and leasing concessions and capital commitments of $1.2 million, or $3.32 per square foot per weighted (by square foot) average lease year.

As of September 30, 2018, 93.3% of GOV’s total rentable square feet was leased, compared to 94.0% as of June 30, 2018 and 95.0% as of September 30, 2017. Occupancy for properties owned continuously since July 1, 2017, or same properties, was 94.6% as of both September 30, 2018 and June 30, 2018, and 95.4% as of September 30, 2017. Same properties net operating income, or NOI, increased 0.6% and same properties cash basis NOI, or Cash Basis NOI, increased 2.0% for the quarter ended September 30, 2018 compared to the same period in 2017.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to Consolidated Property NOI and to Consolidated Property Cash Basis NOI for the quarters ended September 30, 2018 and 2017 appear later in this press release.

Merger with Select Income REIT:

As previously announced, on September 14, 2018, GOV, a wholly owned subsidiary of GOV and Select Income REIT (Nasdaq: SIR), or SIR, entered into an agreement and plan of merger, dated as of September 14, 2018, or the Merger Agreement, whereby SIR will merge with and into GOV’s wholly owned subsidiary, or the Merger. The aggregate transaction value, based on the closing price of GOV’s common shares on September 30, 2018 of $11.29, is approximately $2.7 billion, excluding closing costs and including the repayment or assumption of approximately $1.7 billion of SIR debt. Pursuant to the terms of the Merger Agreement, SIR’s shareholders will receive 1.04 newly issued common shares of GOV for each common share of SIR they hold, with cash paid in lieu of fractional shares. Pursuant to the terms and subject to certain conditions of the Merger Agreement, SIR will declare and, at least one business day prior to the completion of the Merger, pay a pro rata distribution to SIR’s shareholders of all 45,000,000 common shares of Industrial Logistics Properties Trust (Nasdaq: ILPT), or ILPT, that SIR owns. GOV will acquire SIR's remaining property portfolio (following SIR’s distribution of its ILPT common shares) of 99 properties with approximately 17.0 million rentable square feet. Completion of the Merger will require certain approvals of GOV’s and SIR’s shareholders and the satisfaction or waiver of other conditions and GOV and SIR expect to consummate the Merger by December 31, 2018. Upon the closing of the Merger, GOV will change its name to Office Properties Income Trust and remain listed on the Nasdaq under the ticker symbol “OPI”. GOV also expects that immediately following the merger, it will effect a reverse stock split of GOV common shares pursuant to which every four common shares of OPI will be converted into one common share of OPI.

                On October 9, 2018, as required by the Merger Agreement, GOV sold all 24.9 million common shares it owned in SIR in an underwritten public offering at a price of $18.25 per share, raising net proceeds of approximately $434.7 million after deducting underwriters' discounts and estimated offering expenses.  GOV used the net proceeds from the offering to repay amounts outstanding under its unsecured revolving credit facility. GOV expects to record a loss on the sale of the SIR shares of approximately $19.4 million in the fourth quarter of 2018.

Recent Property Disposition Activities:

In August 2018, GOV entered into an agreement to sell an office property (one building) located in Washington, DC with 129,035 rentable square feet for $70.0 million, excluding closing costs.

In September 2018, GOV entered an agreement to sell a portfolio of eight properties (34 buildings) located in northern Virginia and Maryland containing 1,635,868 rentable square feet for $201.5 million, excluding closing costs.

In October 2018, GOV entered an agreement to sell a portfolio of 11 properties (15 buildings) located in southern Virginia containing 1,641,109 rentable square feet for $167.0 million, excluding closing costs.

Conference Call:

At 11:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s third quarter 2018 financial results. They will be joined by Jeff Leer, who will assume his role as Chief Financial Officer and Treasurer of the Company effective January 1, 2019.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, November 8, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10123761.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s third quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Third Quarter 2018 Supplemental Operating and Financial Data is available for download at GOV’s website, which is located at www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to government tenants and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO available for common shareholders, Normalized FFO available for common shareholders, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENTS REGARDING GOV'S QUARTERLY OPERATING AND LEASING RESULTS MAY IMPLY THAT SIMILAR OR BETTER RESULTS WILL BE ACHIEVED IN THE FUTURE. HOWEVER, GOV CANNOT BE SURE THAT IT WILL REALIZE SIMILAR OR BETTER OPERATING OR LEASING RESULTS IN THE FUTURE.

•
MR. BLACKMAN'S STATEMENTS THAT GOV CONTINUED TO MAKE PROGRESS ON ITS PROPERTY DISPOSITION PLAN MAY IMPLY THAT GOV WILL COMPLETE THE SALE OF PROPERTIES IT HAS AGREED TO SELL AND THAT IT WILL CONTINUE TO SELL ADDITIONAL PROPERTIES IN THE FUTURE. HOWEVER, GOV MAY NOT BE ABLE TO COMPLETE THE SALES OF PROPERTIES IT HAS AGREED TO SELL OR THAT IT WILL SUCCESSFULLY SELL ADDITIONAL PROPERTIES IN THE FUTURE. ALSO, GOV MAY SELL PROPERTIES AT PRICES THAT ARE LESS THAN THEIR CARRYING VALUES AND GOV MAY INCUR FUTURE LOSSES AS A RESULT.

•
THIS PRESS RELEASE STATES THAT GOV, A WHOLLY OWNED SUBSIDIARY OF GOV AND SIR HAVE ENTERED INTO THE MERGER AGREEMENT. THE CLOSING OF THE MERGER IS SUBJECT TO THE SATISFACTION OR WAIVER OF CONDITIONS, INCLUDING THE RECEIPT OF REQUISITE APPROVALS BY GOV’S AND SIR’S SHAREHOLDERS. GOV CANNOT BE SURE THAT ANY OR ALL OF SUCH CONDITIONS WILL BE SATISFIED OR WAIVED. ACCORDINGLY, THE MERGER MAY NOT CLOSE WHEN EXPECTED OR AT ALL, OR THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS MAY CHANGE.

•
THE MERGER REQUIRES APPROVAL OF SIR’S SHAREHOLDERS AND THE ISSUANCE OF GOV COMMON SHARES IN THE MERGER REQUIRES THE APPROVAL OF GOV’S SHAREHOLDERS. SUCH APPROVALS WILL BE SOLICITED BY A JOINT PROXY STATEMENT/PROSPECTUS, A PRELIMINARY VERSION OF WHICH WAS INCLUDED AS PART OF THE REGISTRATION STATEMENT ON FORM S-4, AS AMENDED, OR THE FORM S-4, THAT GOV FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. THE FORM S-4 MUST BE DECLARED EFFECTIVE BY THE SEC BEFORE THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAN BE MAILED TO GOV’S SHAREHOLDERS AND SIR’S SHAREHOLDERS. THE AMOUNT OF TIME IT TAKES FOR THE SEC TO DECLARE THE FORM S-4 EFFECTIVE IS BEYOND GOV’S AND SIR’S CONTROL. ACCORDINGLY, GOV CANNOT BE SURE THAT THE MERGER AND THE OTHER TRANSACTIONS WILL BE CONSUMMATED WITHIN A SPECIFIED TIME PERIOD OR AT ALL OR THAT THE TERMS OF THE MERGER AND THE OTHER TRANSACTIONS WILL NOT CHANGE. FURTHER, THIS PRESS RELEASE STATES THE AGGREGATE TRANSACTION VALUE IS BASED ON THE CLOSING PRICE OF GOV'S COMMON SHARES ON SEPTEMBER 30, 2018 OF $11.29 PER SHARE, OR APPROXIMATELY $2.7 BILLION, AND INCLUDES THE REPAYMENT OR

ASSUMPTION OF APPROXIMATELY $1.7 BILLION OF SIR'S DEBT. THESE VALUES ARE BASED ON THE MARKET PRICE OF GOV'S COMMON SHARES AND SIR'S DEBT BALANCES AS OF SEPTEMBER 30, 2018. THESE ESTIMATES ARE SUBJECT TO CHANGES BEYOND GOV’S CONTROL, INCLUDING VOLATILITY IN THE MARKET PRICE OF GOV’S COMMON SHARES AND SIR’S ACTUAL DEBT BALANCES UPON CONSUMMATION OF THE MERGER. FURTHER MR. BLACKMAN STATES THAT THE MERGER WILL BENEFIT GOV’S SHAREHOLDERS BY CREATING A LEADING NATIONAL OFFICE REIT WITH GREATER SCALE, ENHANCED DIVERSIFICATION, MORE WELL LADDERED LEASE EXPIRATIONS, A BROADER INVESTMENT STRATEGY AND AN EXPECTED PER SHARE DIVIDEND THAT IS MORE SUSTAINABLE THAN GOV CAN SUSTAIN AS A STANDALONE COMPANY. GOV AND ITS SHAREHOLDERS MAY NOT REALIZE THESE BENEFITS.

•
PURSUANT TO THE MERGER AGREEMENT, SIR HAS AGREED TO DISTRIBUTE ALL 45,000,000 COMMON SHARES OF ILPT THAT SIR OWNS TO SIR’S SHAREHOLDERS, SUBJECT TO THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS, INCLUDING, AMONG OTHER THINGS, OBTAINING THE REQUISITE SHAREHOLDER APPROVALS WITH RESPECT TO THE MERGER. SIR CANNOT BE SURE WHEN OR IF THOSE CONDITIONS WILL BE SATISFIED OR WAIVED OR THAT SUCH DISTRIBUTION WILL OCCUR.

•
GOV HAS ENTERED INTO AGREEMENTS TO SELL AN AGGREGATE OF 20 PROPERTIES (50 BUILDINGS). THESE TRANSACTIONS ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN THE FORM S-4 AND IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Additional Information about the Merger and the other Transactions and Where to Find It

In connection with the Merger and the other transactions contemplated by the Merger Agreement, GOV has filed with the SEC the Form S-4, containing a preliminary joint proxy statement/prospectus and other documents with respect to the Merger and the other transactions contemplated by the Merger Agreement. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE OTHER TRANSACTIONS.

After the registration statement for the Merger has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to GOV’s and SIR’s shareholders. Investors will be able to obtain free copies of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of GOV’s filings with the SEC from GOV’s website at www.govreit.com and free copies of SIR’s filings with the SEC from its website at www.sirreit.com.

Participants in the Solicitation Relating to the Merger and the other Transactions

GOV, its trustees and certain of its executive officers, SIR, its trustees and certain of its executive officers, and The RMR Group LLC, or RMR LLC, RMR Inc. and certain of their directors, officers and employees may be deemed participants in the solicitation of proxies from SIR’s shareholders in respect of the approval of the Merger and the other transactions contemplated by the Merger Agreement to which SIR is a party and from GOV’s shareholders in respect of the approval of the issuance of GOV common shares in the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of GOV’s and SIR’s shareholders in connection with the Merger and the other transactions contemplated by the Merger Agreement is set forth in the preliminary joint proxy statement/prospectus for the Merger filed, and will be set forth in the definitive joint proxy statement/prospectus for the Merger to be filed, with the SEC. You can find information about GOV’s trustees and executive officers in its definitive proxy statement for its 2018 Annual Meeting of Shareholders. You can find information about SIR’s trustees and executive officers in SIR’s definitive proxy statement for its 2018 Annual Meeting of Shareholders. These documents are available free of charge on the SEC’s website and from GOV or SIR, as applicable, using the sources indicated above.

Government Properties Income Trust
Condensed Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Rental income	$106,102	$70,179	$322,904	$209,362

Expenses:
Real estate taxes	12,072	8,862	37,402	24,980
Utility expenses	7,783	5,408	20,490	14,186
Other operating expenses	21,785	14,867	66,221	44,046
Depreciation and amortization	42,569	20,781	129,444	61,949
Loss on impairment of real estate (1)	—	230	5,800	230
Acquisition and transaction related costs (2)	3,813	—	3,813	—
General and administrative (3)	22,383	3,266	36,438	12,314
Total expenses	110,405	53,414	299,608	157,705

Operating income (loss)	(4,303)	16,765	23,296	51,657
Dividend income	304	304	912	911
Unrealized gain on equity securities (4)	17,425	—	40,677	—
Interest income	140	1,715	405	1,843
Interest expense (including net amortization of debt premiums and discounts
and debt issuance costs of $893, $990, $2,749 and $2,605, respectively)	(23,374)	(16,055)	(69,444)	(43,599)
Loss on early extinguishment of debt	—	(1,715)	—	(1,715)
Income (loss) from continuing operations before income taxes,
equity in net earnings (losses) of investees and gain on sale of real estate	(9,808)	1,014	(4,154)	9,097
Income tax expense	(9)	(22)	(124)	(65)
Equity in net earnings (losses) of investees	94	31	(1,112)	533
Income (loss) from continuing operations	(9,723)	1,023	(5,390)	9,565
Income from discontinued operations (5)	9,274	9,966	23,872	20,516
Income (loss) before gain on sale of real estate	(449)	10,989	18,482	30,081
Gain on sale of real estate (6)	—	—	17,329	—
Net income (loss)	(449)	10,989	35,811	30,081
Preferred units of limited partnership distributions	—	—	(371)	—
Net income (loss) available for common shareholders	$(449)	$10,989	$35,440	$30,081

Weighted average common shares outstanding (basic)	99,071	96,883	99,055	79,778
Weighted average common shares outstanding (diluted)	99,071	96,958	99,075	79,852

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$(0.10)	$0.01	$0.12	$0.12
Income from discontinued operations	$0.09	$0.10	$0.24	$0.26
Net income (loss) available for common shareholders	$0.00	$0.11	$0.36	$0.38

See Notes on pages 8 and 9

Government Properties Income Trust
Funds from Operations and Normalized Funds from Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders (7):
Net income (loss) available for common shareholders	$(449)	$10,989	$35,440	$30,081
Add (less): Depreciation and amortization:
Consolidated properties	42,569	20,781	129,444	61,949
Unconsolidated joint venture properties	1,913	—	6,283	—
FFO attributable to SIR investment	19,012	18,429	49,914	47,982
Loss on impairment of real estate (1)	—	230	5,800	230
Equity in earnings of SIR included in discontinued operations	(9,253)	(9,453)	(23,843)	(20,271)
Increase in carrying value of property included in discontinued operations	—	(619)	—	(619)
Gain on sale of real estate (6)	—	—	(17,329)	—
FFO available for common shareholders	53,792	40,357	185,709	119,352
Add (less): Acquisition and transaction related costs (2)	3,813	—	3,813	—
Loss on early extinguishment of debt	—	1,715	—	1,715
Normalized FFO attributable to SIR investment	15,584	16,903	42,482	48,900
FFO attributable to SIR investment	(19,012)	(18,429)	(49,914)	(47,982)
Net gain on issuance of shares by SIR included in discontinued operations	(21)	(51)	(29)	(72)
Estimated business management incentive fees (3)	16,236	(893)	16,973	—
Unrealized gain on equity securities (4)	(17,425)	—	(40,677)	—
Normalized FFO available for common shareholders	$52,967	$39,602	$158,357	$121,913

Weighted average common shares outstanding (basic)	99,071	96,883	99,055	79,778
Weighted average common shares outstanding (diluted)	99,071	96,958	99,075	79,852

Per common share amounts (basic and diluted):
Net income (loss) available for common shareholders	$0.00	$0.11	$0.36	$0.38
FFO available for common shareholders (basic)	$0.54	$0.42	$1.87	$1.50
FFO available for common shareholders (diluted)	$0.54	$0.42	$1.87	$1.49
Normalized FFO available for common shareholders (basic and diluted)	$0.53	$0.41	$1.60	$1.53
Distributions declared per share	$0.43	$0.43	$1.29	$1.29

(1)
Loss on impairment of real estate for the nine months ended September 30, 2018 represents an adjustment of $6,116 in the three months ended March 31, 2018 to reduce the carrying value of three properties (three buildings) to their estimated fair value less costs to sell, an adjustment of $322 to increase the carrying value of one property (one building) removed from held for sale status to its estimated fair value in the three months ended June 30, 2018 and an adjustment of $6 to reduce the carrying value of one property (one building) to its estimated fair value less costs to sell in the three months ended June 30, 2018. Loss on impairment of real estate for the three and nine months ended September 30, 2017 represents an adjustment of $230 to reduce the carrying value of one property (one building) to its estimated fair value.

(2)	Acquisition and transaction related costs for the three and nine months ended September 30, 2018 include costs incurred in connection with the pending Merger with SIR and related transactions.

(3)
Incentive fees under GOV’s business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in GOV’s condensed consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, GOV recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although GOV recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), GOV does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income (loss) includes $16,236 of estimated business management incentive fee expense and the reversal of $893 of previously accrued estimated business management incentive fee expense in the three months ended September 30, 2018 and 2017, respectively. Net income includes $16,973 of estimated business management incentive fee expense in the nine months ended September 30, 2018. No estimated business management incentive fees were included in net income for the nine months ended September 30, 2017.

(4)
Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of GOV's investment in RMR Inc. common stock to its fair value as of September 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

(5)
Income from discontinued operations includes operating results related to GOV's equity method investment in SIR. GOV sold its entire investment in SIR in October 2018 and reclassified the related operating results of this equity method investment to discontinued operations for all periods presented. Income from discontinued operations for the 2017 periods also includes operating results of one property (one building) that GOV sold in August 2017.

(6)	GOV recorded a $17,329 gain on sale of real estate in the nine months ended September 30, 2018 in connection with the sale of one property (one building) in May 2018.

(7)
GOV calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) available for common shareholders calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties and the difference between FFO attributable to an equity investment and equity in earnings of SIR included in discontinued operations, but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to GOV. GOV's calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common shareholders because GOV includes SIR's Normalized FFO attributable to GOV's equity investment in SIR (net of FFO attributable to GOV's equity investment in SIR) included in discontinued operations, GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of GOV's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and GOV excludes acquisition and transaction related costs, loss on early extinguishment of debt, gains on issuance of shares by SIR included in discontinued operations and unrealized gains and losses on equity securities. GOV considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss), net income (loss) available for GOV's common shareholders and operating income. GOV believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of GOV's operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by GOV's Board of Trustees when determining the amount of distributions to GOV's shareholders. Other factors include, but are not limited to, requirements to maintain GOV's qualification for taxation as a REIT, limitations in GOV's credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV's expectation of its future capital requirements and operating performance and GOV's expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of GOV's operating performance or as measures of GOV's liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in GOV's Condensed Consolidated Statements of Income (Loss). Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than GOV does.

Government Properties Income Trust
Calculation and Reconciliation of Consolidated Property Net Operating Income (NOI) and Consolidated Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI (2):
Rental income (3)	$106,102	$70,179	$322,904	$209,362
Property operating expenses	(41,640)	(29,137)	(124,113)	(83,212)
Consolidated Property NOI	64,462	41,042	198,791	126,150
Non-cash straight line rent adjustments included in rental income (3)	(1,990)	(711)	(7,825)	(3,115)
Lease value amortization included in rental income (3)	773	619	2,361	1,863
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(363)	(363)
Consolidated Property Cash Basis NOI	$63,124	$40,829	$192,964	$124,535

Reconciliation of Net Income Available for Common Shareholders to Consolidated NOI and Consolidated Property Cash Basis NOI:
Net income (loss) available for common shareholders	$(449)	$10,989	$35,440	$30,081
Preferred units of limited partnership distributions	—	—	371	—
Net income (loss)	(449)	10,989	35,811	30,081
Gain on sale of real estate	—	—	(17,329)	—
Income (loss) before gain on sale of real estate	(449)	10,989	18,482	30,081
Income from discontinued operations	(9,274)	(9,966)	(23,872)	(20,516)
Income (loss) from continuing operations	(9,723)	1,023	(5,390)	9,565
Equity in net (earnings) losses of investees	(94)	(31)	1,112	(533)
Income tax expense	9	22	124	65
Loss on early extinguishment of debt	—	1,715	—	1,715
Interest expense	23,374	16,055	69,444	43,599
Interest income	(140)	(1,715)	(405)	(1,843)
Unrealized gain on equity securities	(17,425)	—	(40,677)	—
Dividend income	(304)	(304)	(912)	(911)
Operating income (loss)	(4,303)	16,765	23,296	51,657
General and administrative	22,383	3,266	36,438	12,314
Acquisition and transaction related costs	3,813	—	3,813	—
Loss on impairment of real estate	—	230	5,800	230
Depreciation and amortization	42,569	20,781	129,444	61,949
Consolidated Property NOI	64,462	41,042	198,791	126,150
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(363)	(363)
Lease value amortization included in rental income (3)	773	619	2,361	1,863
Non-cash straight line rent adjustments included in rental income (3)	(1,990)	(711)	(7,825)	(3,115)
Consolidated Property Cash Basis NOI	$63,124	$40,829	$192,964	$124,535
Reconciliation of Consolidated Property NOI to Same Property NOI (5)(6):
Rental income	$106,102	$70,179	$322,904	$209,362
Property operating expenses	(41,640)	(29,137)	(124,113)	(83,212)
Consolidated Property NOI	64,462	41,042	198,791	126,150
Less: NOI of properties not included in same property results	(25,537)	(2,340)	(79,280)	(8,124)
Same property NOI	$38,925	$38,702	$119,511	$118,026

Calculation of Same Property Cash Basis NOI (5) (6):
Same property NOI	$38,925	$38,702	$119,511	$118,026
Add: Lease value amortization included in rental income (3)	496	525	1,454	1,592
Less: Non-cash straight line rent adjustments included in rental income (3)	(284)	(867)	(1,599)	(3,289)
Non-cash amortization included in property operating expenses (4)	(121)	(115)	(359)	(345)
Same property Cash Basis NOI	$39,016	$38,245	$119,007	$115,984

(1)
GOV calculates Consolidated Property NOI and Consolidated Property Cash Basis NOI as shown above. The calculations of Consolidated Property NOI and Consolidated Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to GOV's consolidated property level results of operations. GOV defines Consolidated Property NOI as consolidated income from its rental of real estate less its consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that GOV records as depreciation and amortization. GOV defines Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. GOV considers Consolidated Property NOI and Consolidated Property Cash Basis NOI to be appropriate supplemental measures to net income (loss) available for common shareholders because they may help both investors and management to understand the operations of GOV's consolidated properties. GOV uses Consolidated Property NOI and Consolidated Property Cash Basis NOI to evaluate individual and company wide consolidated property level performance, and GOV believes that Consolidated Property NOI and Consolidated Property Cash Basis NOI provide useful information to investors regarding GOV's results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV's operating performance between periods and with other REITs. Consolidated Property NOI and Consolidated Property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of GOV's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in GOV's Condensed Consolidated Statements of Income (Loss). Other real estate companies and REITs may calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI differently than GOV does.

(2)	Excludes one property (one building) classified as discontinued operations that GOV sold on August 31, 2017.

(3)
GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)
GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(5)
For the three months ended September 30, 2018 and 2017, same property NOI and same property Cash Basis NOI are based on consolidated properties GOV owned as of September 30, 2018 and which it owned continuously since July 1, 2017.

(6)
For the nine months ended September 30, 2018 and 2017, same property NOI and same property Cash Basis NOI are based on consolidated properties GOV owned as of September 30, 2018 and which it owned continuously since January 1, 2017.

Government Properties Income Trust
Condensed Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$448,714	$627,108
Buildings and improvements	2,050,365	2,348,613
Total real estate properties, gross	2,499,079	2,975,721
Accumulated depreciation	(363,490)	(341,848)
Total real estate properties, net	2,135,589	2,633,873
Assets of discontinued operations - Equity investment in Select Income REIT	453,275	467,499
Assets of properties held for sale	408,626	—
Investment in unconsolidated joint ventures	45,161	50,202
Acquired real estate leases, net	215,938	351,872
Cash and cash equivalents	9,644	16,569
Restricted cash	2,354	3,111
Rents receivable, net	55,297	61,429
Deferred leasing costs, net	22,181	22,977
Other assets, net	136,360	96,033
Total assets	$3,484,425	$3,703,565

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$467,000	$570,000
Unsecured term loans, net	548,363	547,852
Senior unsecured notes, net	945,948	944,140
Mortgage notes payable, net	176,828	183,100
Liabilities of properties held for sale	9,998	—
Accounts payable and other liabilities	64,868	89,440
Due to related persons	23,300	4,859
Assumed real estate lease obligations, net	8,759	13,635
Total liabilities	2,245,064	2,353,026

Commitments and contingencies

Preferred units of limited partnership	—	20,496

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 150,000,000 shares authorized, 99,205,199 and 99,145,921 shares issued and outstanding, respectively	992	991
Additional paid in capital	1,969,168	1,968,217
Cumulative net income	204,579	108,144
Cumulative other comprehensive income	265	60,427
Cumulative common distributions	(935,643)	(807,736)
Total shareholders’ equity	1,239,361	1,330,043
Total liabilities and shareholders’ equity	$3,484,425	$3,703,565